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                             ALLETE FORM 10-K 2003
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                                                                      EXHIBIT 12
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ALLETE
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES (UNAUDITED)
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FOR THE YEAR ENDED DECEMBER 31                                           2003        2002       2001       2000        1999
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MILLIONS EXCEPT RATIOS
Income from Continuing Operations Before Income Taxes                   $235.0      $191.1     $202.2     $213.0      $105.8

Add (Deduct)
   Undistributed Income from Less than 50% Owned Equity Investments          -           -          -          -        (0.6)
   Minority Interest                                                         -           -        0.1          -         1.8
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                                                                         235.0       191.1      202.3      213.0       107.0
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Fixed Charges
   Interest on Long-Term Debt                                             70.0        73.9       80.0       60.5        54.4
   Capitalized Interest                                                    1.2         0.8        1.0        0.9         0.7
   Other Interest Charges - Net                                            4.3         5.3       12.9       15.9        12.0
   Interest Component of All Rentals                                       8.0         9.9       10.4        8.5         4.8
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       Total Fixed Charges                                                83.5        89.9      104.3       85.8        71.9
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Earnings Before Income Taxes and Fixed Charges
       (Excluding Capitalized Interest)                                 $317.3      $280.2     $305.6     $297.9      $178.2
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Ratio of Earnings to Fixed Charges                                        3.80        3.12       2.93       3.47        2.48
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